Exhibit 10(ll)

                   FIRST PROFESSIONALS INSURANCE COMPANY, INC.
                  NET ACCOUNT QUOTA SHARE REINSURANCE AGREEMENT


                            2002 FINAL PLACEMENT SLIP
                            -------------------------


COMPANY:     First Professionals Insurance Company, Inc. a Florida corporation.


INCEPTION:   July 1, 2002


EFFECTIVE:   July 1, 2002, 12:01 a.m. standard time (as set forth in the
             Company's policies), to July 1, 2003, 12:01 a.m. standard time, as respects claims made on and after July 1, 2002, 12:01 a.m. standard time, under:

             Section A:

                     Policies written and policies renewed on and after January 1, 2002, 12:01 a.m. standard time, and in force at July 1, 2002, 12:01 a.m. standard time; and

             Section B:

                     Policies written and policies renewed from July 1, 2002, 12:01 a.m. standard time, to July 1, 2003, 12:01 a.m. standard time.

             At expiration, the Reinsurer's liability for each policy in force at the Agreement expiration date, including any liability under Extended Reporting Endorsements, will be run off until the policy's cancellation, natural expiration, or next anniversary date, whichever first occurs, but in no event for longer than 12 months plus any extended reporting period.


BUSINESS
COVERED: This Agreement will apply to all policies, except as hereinafter excluded, written and classified by the Company as Medical Professional Liability (including Loss of Privileges Coverage) and ancillary coverages, covering Physicians, Dentists, Chiropractors, Podiatrists, and other Allied Medical Practitioners, and their Professional Associations.

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FIRST PROFESSIONALS INSURANCE COMPANY       NET ACCOUNT QUOTA SHARE REINS. AGMT.

TERRITORY:   As per the Company's policies, but limited to policies issued in the states of Alabama, Arkansas, Florida, Georgia, and Ohio.


RETENTION
AND LIMIT:   The Company will cede and the Reinsurer will accept:

             Section A:

                     A 100% quota share participation of the Company's net retained liability for loss on Section A policies.

             Section B:

                     A 50% quota share participation of the Company's net retained liability for loss on Section B policies.

             The Company's net retained liability as respects loss will be subject to a maximum limit of $500,000 any one claim made, any one insured, or so deemed; the Company's liability for loss expense will be pro rata and in addition to its liability for loss.


MAXIMUM
CESSION
LIMIT: The maximum amount of gross premium the Company may cede to the Reinsurers hereunder for the term of this Agreement under Section B is $102,000,000. In the event the amount of gross premium that would otherwise be ceded hereunder as respects Section B exceeds $102,000,000, the amount of the Reinsurers' participation in Section B will be reduced by the same percentage that the $102,000,000 would have been exceeded in accordance with the following formula:

                                     ( a )
                                     ( - )c=d%
                                     ( b )

                     where:

                     a =   $102,000,000.

                     b = Actual amount of gross ceded premium that would otherwise have been ceded hereunder as respects Section B.

                     c =   Reinsurers' Participation in Section B.

                     d = Adjusted amount of Reinsurers' participation in Section B.

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FIRST PROFESSIONALS INSURANCE COMPANY       NET ACCOUNT QUOTA SHARE REINS. AGMT.

LOSS
CORRIDOR:    The Company will retain 100.0% of the liability for loss and loss expense above an 81.0% Loss Ratio, up to a 93.0% Loss Ratio. The
             Reinsurers will be liable for their proportionate share of any loss and loss expense above a 93.0% Loss Ratio, up to the Reinsurers'
             Loss Cap.


REINSURERS'
LOSS CAP:    In the event the Loss Ratio on the Business Covered hereunder reaches 110%, or the Reinsurers' Aggregate Economic Loss Limit is exhausted, whichever point is reached first, the Reinsurers will have no further liability for loss and loss expense. The Company will retain all further loss and loss expense once the Reinsurers'
             Loss Cap has been reached.

             If, at any time, the Reinsurers have paid losses in excess of the Reinsurers' Loss Cap, then the Company is required to reimburse the Reinsurers for all such excess payments upon discovery of such overpayment.


LOSS RATIO:  "Loss Ratio" will mean:

             A. Incurred loss and loss expense (including IBNR as carried on the Company's books) hereunder, divided by

             B.      Earned premium hereunder.

AGGREGATE
ECONOMIC
LOSS
LIMIT: Unless the Funds Withheld Account is terminated pursuant to the Termination of Funds Withheld Account Section, then the Aggregate Economic Loss Limit will be calculated annually as:

                     A. + B. - D.       Interest as referred to in A., B.,
                                        and D. below will be at 5.5% effective
                                        annual interest rate


             If the Funds Withheld Account is terminated pursuant to the Termination of Funds Withheld Account Section, the Aggregate Economic Loss Limit will be calculated annually as:

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                     A. + B. + C. - D.  Interest as referred to in A., B., C.,
                                        and D. below will be at the actual
                                        effective annual interest rate accrued

             A. A cumulative amount equal to 2.8% of gross ceded reinsurance premium since inception, plus interest accrued from the date each amount of gross ceded reinsurance premium was paid to the Reinsurers.

             B. 12.5% of net ceded premiums since inception (gross ceded premium less ceding commission and less Reinsurers' margin), plus interest accrued from the date each amount of net ceded premium was paid to the Reinsurers.

             C. The amount of the Funds Withheld Account Balance as valued when transferred to the Reinsurers plus the cumulative amount of premiums subsequently received per B. 3. d. of the Reports And Remittances Section, if any, plus interest accrued from the date each amount was paid to the Reinsurers.

             D. The cumulative amount of loss and loss expense paid in cash by the Reinsurers pursuant to B. 5. of the Reports And Remittances Section, plus interest accrued from the date each amount of loss and loss expense paid in cash by the Reinsurers.


REINSURANCE
PREMIUM: The Company will cede to the Reinsurers their proportionate share of the gross unearned premium as at June 30, 2002, for Section A policies. Additionally, the Company will cede to the Reinsurers their proportionate share of the gross net written premium on all Section B policies.

CEDING
COMMISSION:  The Reinsurer will allow the Company a provisional ceding commission of 28.50% of gross ceded premium at a loss ratio of 80.00%, to be increased by .75% for every 1.00% decrease in the loss ratio to a maximum ceding commission of 35.00% at 71.33% loss ratio, or decreasing by 1.00% for every 1.00% increase in the loss ratio to a minimum ceding commission of 27.50% at 81.00% loss ratio.

             In the event of commission adjustment downwards, the Company will pay into the Funds Withheld Account the commission adjustment with applicable interest from inception date of this Agreement.

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             In the event of commission adjustment upwards, the Reinsurer will allow the Company to debit the Funds Withheld Account the commission adjustment plus all applicable interest from the date the applicable premiums were paid into the Funds Withheld Account.


REINSURERS
MARGIN:      4.2% of gross ceded reinsurance premium.


REPORTS
AND
REMITTANCES: A.      Reports

                     Within 30 days after the end of each calendar quarter, the Company will report to the Reinsurers:

                     1. Ceded gross net written premium for the quarter, plus or minus any adjustments (additional and return premiums) to Section B policies;

                     2.     Reinsurers' margin, calculated at 4.2% of 1. above;

                     3. Ceding commission on ceded gross net written premium for the quarter;

                     4.     Ceded loss and loss expense paid during the quarter;

                     5. Outstanding loss and loss expense reserve (including IBNR as carried on the Company's books) as of the end of the quarter;

                     6. Unearned premium reserve as of the end of the quarter;

                     In addition, on the inception date of this Agreement the Company will report to the Reinsurers the Reinsurers' proportionate share of the unearned premium reserve at July 1, 2002, on Section A policies, and ceding commission thereon.

             B.           Remittances

                     1. At inception, the Company will deposit the net balance of the unearned premium reserve less ceding commission and less Reinsurers' Margin in a notional Funds Withheld Account.

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                     2.     At inception and within 15 days following at the
                            close of each calendar quarter thereafter, the Company will pay in cash to the Reinsurers the Reinsurers' Margin calculated as per A. 2. above.

                     3. Within 15 days at the close of each quarter, the balance of A. 1. minus A. 2. and minus A. 3. above as respects that quarter will be:

                            a. Credited to the Funds Withheld Account (unless the Funds Withheld Account has been transferred to the Reinsurers);

                            b. Debited, if a negative number, to the Funds Withheld Account to the extent the Funds Withheld Account Balance is sufficient to absorb the debit without becoming a negative number;

                            c. Paid in cash by the Reinsurers to the extent the Funds Withheld Account Balance is not sufficient to absorb the debit without becoming a negative number;

                            d. If the Funds Withheld Account has been transferred to the Reinsurers, paid to or (if a negative number) collected from the Reinsurers.

                     4. At 15 days after December 31, 2002, and at 15 days after each June 30 and December 31 thereafter so long as a sufficient balance remains in the Funds Withheld Account, A. 4. of Reports for the two quarters ending at the date in question will be debited to the Funds Withheld Account.

                     5. If, at any time, the Funds Withheld Account Balance has been exhausted by payments of loss and loss expense or if the Funds Withheld Account Balance has been transferred to the Reinsurers, the Reinsurers will pay all subject losses and loss expenses as paid and presented by the Company on a annual basis within 15 days at each June 30.

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FIRST PROFESSIONALS INSURANCE COMPANY       NET ACCOUNT QUOTA SHARE REINS. AGMT.

FUNDS WITHHELD
ACCOUNT AND
FUNDS WITHHELD
ACCOUNT
BALANCE: The Company will establish a notional Funds Withheld Account at inception hereof, which will then be adjusted quarterly and maintained until there is a complete and final release of all the Reinsurers' obligations to the Company under this Agreement. No sums will be due the Company in cash under this Agreement from the Reinsurers so long as the Funds Withheld Account Balance is positive.

             The Funds Withheld Account Balance for each calendar quarter will be calculated 15 days from the ending date for that calendar quarter, and will be determined as follows:

             A.      Beginning balance; plus

             B.      Reinsurance premium ceded during the quarter; less

             C. Loss and loss expense due from the Reinsurers during the quarter, if applicable; less

             D.      Ceding commission on B. above; less

             E.      Reinsurers Margin on B. above; plus

             F. Interest Credit earned during the quarter, if the Funds Withheld Account Balance is positive.

             The beginning balance at inception hereof will be the unearned premium at inception on Section A business less ceding commission and less Reinsurers' Margin.

TERMINATION
OF FUNDS
WITHHELD
ACCOUNT:     In the event that any one of the following occurs:

             A. The Company's statutory policyholders surplus falls below 75% of its value as at July 1, 2002; or

             B.      The Company's ownership or senior management changes;
                     or

             C.      The Company's rating by A. M. Best falls below B++; or

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             D.      The Company is ordered by the insurance department of
                     any of the states named in the Territory Section to stop writing business; then the Reinsurers may, at their sole discretion, demand either:

                     A. Immediate transfer of the Funds Withheld Account Balance to the Reinsurers; or

                     B. That the Funds Withheld Account Balance be transferred to a trust funds within 14 days after such demand is made, in which case the Company will maintain the trust fund balance to be equal to the amount called for in the Funds Withheld Account Balance Section at each quarter end.

                     If the Reinsurers demand either A. or B. immediately above and the Company does not fulfill the demand called for by the Reinsurers, the Reinsurers will have the right to commutation in accordance with the Commutation Section.

INTEREST
CREDIT: Commencing at inception and each quarter thereafter, the Company will credit interest to the Funds Withheld Account Balance at an annual interest rate of 5.5%. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if the Funds Withheld Account Balance is transferred to a trust fund pursuant to the Termination Of Funds Withheld Account Section, the Company will make every effort to maintain interest accrued in the trust fund at a 5.5% annual rate.


DEFINITIONS: A.      "Claims made" will mean those claims first made against the insured during the policy period and occurring on or after the retroactive date, if any. The date on which a claim is made or reported will be understood to be the earlier of the date on which a written notice of claim is received by the Company, or a report by telephone is made to the Company by the insured or its representative. Claim made dates for claims made during any extended reporting period for which the Reinsurers are liable hereunder will be deemed to be the last in-force day of the original policy period.

             B. "Extended reporting endorsement" will mean the endorsement or other document issued by the Company on a claims made policy that grants extended reporting period coverage, and will include:

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                     1.     Optional extended reporting endorsements purchased
                            at the expiration of modified claims made policies; and

                     2. Coverage granted under the Company's policies for deceased, disabled, and retired insureds, and other withdrawing insureds.

                     The obligations of the Reinsurers under this Agreement will follow that of the Company as respects all extended reporting endorsements.

             C. "Extended reporting period" will mean a time period after a claims made policy's termination date within which claims may be made with respect to occurrences happening between the original retroactive date, if any, and the original termination date of the policy.

             D. "Gross net written premium" will mean the gross written premium of the Company for the business covered hereunder, plus additions, less return premium for cancellations and less premium for reinsurance that inures to the benefit of this Agreement.

             E. "Insured" will mean each person or group subject to a separate limit of liability under the Company's policy.

             F. "Loss" will mean the amount of any settlement, award, or judgment the Company has paid or has become liable to pay under policies reinsured hereunder, including: plaintiff's attorney fees to the extent that such fees are included within the limit of the Company's policy; and interest accrued prior to final judgment if included as part of loss on reinsured policies.

                     Loss will not include loss expense, which will be apportioned between the Company and the Reinsurers in proportion to their respective interests in the loss as such interests finally appear.

                     All inuring reinsurance whether recovered or not, and all other recoveries and subrogations which are actually received by the Company, will be first deducted to arrive at the amount of the loss hereunder. All salvages, recoveries, or reinsurance received subsequent to any loss settlement hereunder will be applied as if received prior to the settlement, and all necessary adjustments will be made by the parties hereto. Nothing, however, in this definition will be construed as meaning that

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                     losses are not recoverable hereunder until the final
                     amount of the Company's loss has been ascertained.

             G. "Loss expense" will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation, and defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to judgment if included as part of expense on reinsured policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees.

             H. "Retroactive date" will mean the date prescribed in the Company's claims made policy, which is the earliest date losses can actually occur for which an insured can claim coverage.


COMMUTATION: The Company has the option, upon 30 days prior written notice to the Reinsurers, to commute this Agreement at the end of any calendar quarter thereafter, provided the Funds Withheld Account Balance is positive.

             The Reinsurers have the option, without prior notice to the Company, to commute this Agreement in its entirety at any time if the provisions of the final paragraph of the Termination Of Funds Withheld Account Section become operative.

             At Commutation, if the Funds Withheld Account Balance is positive, the Reinsurers will release to the Company a return premium equal to the Funds Withheld Account Balance.

             In consideration of the above-mentioned release of the return premium, the Reinsurers will be released from all current and future liabilities under this Agreement.


MAINTENANCE
FEE: In the event this Agreement is not commuted by July 1, 2007, the Company will pay the Reinsurer an annual fee of $150,000 for each year (or fraction thereof) this Agreement is not commuted.


WARRANTIES:  The Company warrants that:

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FIRST PROFESSIONALS INSURANCE COMPANY       NET ACCOUNT QUOTA SHARE REINS. AGMT.

             A. All Professional Liability coverage subject to this Agreement will be issued on a claims made form.

             B. The inuring reinsurance in place at the inception of this Agreement will be deemed to be in effect during the Term of this Agreement, unless prior written consent of the Reinsurers is obtained.


RESERVES AND
FUNDING: Letter of credit and/or trust agreements required from unauthorized Reinsurers for outstanding losses and loss expenses, recoverables, IBNR as carried on the Company's books, and unearned premium. The cost of any such funding will be paid by the Company.


EXCLUSIONS:  As attached.


OTHER
CONDITIONS:  Access to Records
             Amendments
             Aon Re Inc. Intermediary Clause
             Arbitration
             Currency-- U.S. dollars
             Delays, Errors, or Omissions
             Insolvency
             Offset-- All agreements between the Company and the Reinsurers
                      (and affiliated companies) where Aon Re Inc. is the Intermediary
             Service of Suit
             Settlements
             Subrogation
             Taxes (Federal Excise Tax; if any, to be paid by the Company)


ESTIMATED
GROSS
NET WRITTEN
PREMIUM:     Estimated subject gross unearned premium reserve at July 1, 2002:
                $48,543,003
             Estimated 2002 subject Gross Net Written Premium:  $66,645,015
             Estimated 2003 subject Gross Net Written Premium:  $84,372,509


In accordance with your instructions, we have placed reinsurance with the Reinsurers listed hereon, subject to the terms and conditions hereinabove stated. We ask that you promptly advise

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FIRST PROFESSIONALS INSURANCE COMPANY       NET ACCOUNT QUOTA SHARE REINS. AGMT.

us if the terms, conditions, or Reinsurers vary in any respect from your instructions. Aon Re Inc. will not be responsible for the financial or other obligations of any Reinsurers. Should you desire financial information regarding the Reinsurers listed hereon, please contact us and we will furnish it.

The Reinsurer's obligations under this Agreement are several and not joint and are limited solely to the extent of their individual participations. The Reinsurers are not responsible for the participation of any co-subscribing Reinsurer who for any reason does not satisfy all or part of its obligations.


REINSURED WITH:

COMPANY NAME                                FEIN#               SECTION A         SECTION B
Non-Domestic Companies
E+S Reinsurance (Ireland) Limited          AA-1780017            20.00%             20.00%
Hannover Reinsurance (Ireland) Ltd.        AA-1780023            80.00%             80.00%
                                                                 ------             ------
Total Non-Domestic Companies                                     100.00%            100.00%

Total All Participants                                           100.00%            100.00%


Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning this Final Placement Slip to Aon Re Inc.


ACCEPTED &
APPROVED:   /s/ David L. Rader
            --------------------------------------------------------------------

REFERENCE
NUMBER:                                                  DATED:  August 1, 2002
       ----------------------------------------------

(For processing purposes it is important that you provide your Company's reference number for this program.)

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                                   EXCLUSIONS


         This Agreement does not apply to and specifically excludes the following:

A.     Any reinsurance assumed by the Company.

B. Notwithstanding any other provision of this Agreement, the Reinsurers will not be liable to the Company for any extra contractual obligations or losses in excess of policy limits as defined hereinbelow.

       "Extra contractual obligations" as used in this Agreement will mean those liabilities of the Company together with any legal costs and expenses incurred in connection therewith, paid or payable by the Company as a result of an action against it or its reinsured, by any insured or reinsured, the assignee of any insured or reinsured, or a third party claimant, which arise from the handling of any claim on any insurance contract, such liabilities arising because of, but not limited to, the following: failure by the Company or its reinsured to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

       "Losses in excess of policy limits" as used in this Agreement will mean those losses of the Company or its reinsured in excess of the limit of any contract of insurance or reinsurance hereunder, such loss in excess of the limit having been incurred because of failure by the Company or its reinsured to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

       No inference will be drawn from the foregoing exclusion of liabilities that this Agreement or any portion of this Agreement otherwise covers such liabilities in the absence of said exclusion.

C. Declaratory judgment expense. "Declaratory judgment expense" will mean all expenses which are incurred by the Company in direct connection with declaratory judgment actions brought to determine the Company's policy obligations, and which are allocable to specific claims alleged against policies subject to this Agreement. Declaratory judgment expense will be deemed to have been incurred by the Company on the date of the actual or alleged claim giving rise to the declaratory judgment action.

D. Ex gratia payments. "Ex gratia payments" will mean all settlements of losses tendered but not covered under the Company's policies, which policies are


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       otherwise reinsured hereunder. Ex gratia payments will not include settlements of losses that arguably are within the contemplation of coverage under the Company's policies reinsured hereunder, nor settlements made to avoid costs that could be incurred in connection with potential or actual litigation relating to coverage issues arising under the Company's policies reinsured hereunder.

E. All business classified by the Company as Health Care Facilities Liability, including Hospital Liability.

F.     Business classified by the Company as Non-Standard Risks.

G. All claims arising from wrongful or unauthorized disclosure of patient confidential or privileged medical information.

H. All claims made under the Broad Form Investigation Defense Coverage Part of the Medical Professional Liability Insurance Policy.

I.     Non-owned Auto and Owners, Landlords, and Tenants Coverage.

J.     Managed Care Errors & Omissions.

K.     Directors' & Officers' Liability.

L. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

M. Any liability accruing to the Company as a member of any pool, association, or syndicate.

N. No liability will attach hereto in respect of any loss which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

       This War Exclusion will not, however, apply to losses which occur within the territorial limits of the United States of America (comprising the fifty states of the Union and the District of Columbia and including Bridges between the U.S.A. and Mexico provided they are under United States ownership), Canada, St. Pierre

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       and Miquelon, provided such losses are insured under policies, endorsements, or binders containing a war or hostilities or warlike operations exclusion clause.

O. Nuclear Incident as per the Nuclear Incident Exclusion Clause-- Liability-- U.S.A. attaching to and forming a part of this Agreement.

P.     The Company's liability for any dividends.







AR 13987 - Effective 7/1/02
San Francisco
Q:\SAN_FRAN\13987\2002\13987027.FPS          Page 15 of 15
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FIRST PROFESSIONALS INSURANCE COMPANY       NET ACCOUNT QUOTA SHARE REINS.AGMT




Please indicate your desired participation by signing and returning one (1) copy of this Placement Slip to Aon Re Inc. at 199 Fremont Street, 12th Floor, San Francisco, California 94105.


REINSURER:  Hannover  Reinsurance  (Ireland)  Limited E+S Reinsurance  (Ireland)
            Limited


THRU:
     ---------------------------------------------------------------------------

AUTHORIZED   100% Split 80%, 20%                REFERENCE
PERCENTAGE:  Respectively, as below             NUMBER:
                                                       -------------------------



BY:           /s/                                          DATED:   31 July 2002
   ----------------------------------------

(For processing purposes it is important that you provide your Company's reference number for this program)


SEAL: Hannover Reinsurance (Ireland) Limited   E+S Reinsurance (Ireland) Limited
                     80%                                      20%